Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports Third Quarter 2025 Results

WESTFORD, Mass., October 28, 2025 - Kadant Inc. (NYSE: KAI) reported its financial results for the third quarter ended September 27, 2025.

Third Quarter Financial Highlights
•Revenue was $272 million in both periods
•Gross margin increased 50 basis points to 45.2%
•Net income decreased 12% to $28 million
•GAAP EPS decreased 12% to $2.35
•Adjusted EPS decreased 9% to $2.59
•Adjusted EBITDA decreased 8% to $58 million and represented 21.4% of revenue
•Operating cash flow decreased 10% to $47 million

Note: Percent changes above are based on comparison to the prior year period. All references to earnings per share (EPS) are to our EPS as calculated on a diluted basis. Adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, free cash flow, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“Despite a persistent softness in demand for capital equipment and continued global trade uncertainties, our businesses executed well and delivered solid gross margin performance during the quarter,” said Jeffrey L. Powell, president and chief executive officer of Kadant Inc. “Our businesses exceeded our earnings expectations led by record revenue performance in our aftermarket parts business.”

Third Quarter 2025 Compared to 2024
Revenue was $271.6 million in both periods. Organic revenue decreased four percent, which excludes increases of two percent from an acquisition and two percent from the favorable effect of foreign currency translation. Gross margin was 45.2 percent compared to 44.7 percent in 2024.

Net income was $27.7 million, decreasing 12 percent compared to $31.6 million in 2024. GAAP EPS decreased 12 percent to $2.35 compared to $2.68 in 2024 and adjusted EPS decreased nine percent to $2.59 compared to $2.84 in 2024. Adjusted EPS excludes acquisition-related costs of $0.22 and other costs of $0.02 in 2025 and acquisition-related costs of $0.15 in 2024.

Adjusted EBITDA decreased eight percent to $58.0 million and represented 21.4 percent of revenue compared to a record $63.3 million and 23.3 percent of revenue in 2024. Operating cash flow decreased 10 percent to $47.3 million compared to $52.5 million in 2024. Free cash flow decreased nine percent to $44.1 million compared to $48.3 million in 2024.

Bookings decreased one percent to $238.4 million compared to $240.3 million in 2024. Organic bookings decreased four percent, which excludes increases of one percent from an acquisition and two percent from the favorable effect of foreign currency translation.

Kadant Reports Third Quarter 2025 Results
October 28, 2025

Summary and Outlook
“We anticipate healthy demand for aftermarket parts and improving order activity for our capital equipment in the fourth quarter following prolonged delays in project execution,” continued Mr. Powell. “We are incorporating our recent acquisitions into our guidance and now expect revenue of $1.036 to $1.046 billion in 2025, revised from our previous guidance of $1.020 to $1.040 billion. We are maintaining our adjusted EPS guidance of $9.05 to $9.25. The 2025 adjusted EPS guidance excludes $0.51 of acquisition-related costs and $0.02 of other costs, revised from $0.16 of acquisition-related costs in our previous guidance. We now expect GAAP EPS of $8.52 to $8.72 in 2025, revised from our previous GAAP EPS guidance of $8.89 to $9.09. For the fourth quarter of 2025, we expect revenue of $270 to $280 million, GAAP EPS of $1.91 to $2.11 and, after excluding $0.14 of acquisition-related costs, adjusted EPS of $2.05 to $2.25.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday, October 29, 2025, at 11:00 a.m. Eastern Time to discuss its third quarter financial performance, as well as future expectations. To listen to the call live and view the webcast, go to the “Investors” section of the Company’s website at kadant.com. Participants interested in joining the call’s live question and answer session are required to register by visiting https://register-conf.media-server.com/register/BI71feaad0fd1946529925baa541fe64d6 or selecting the Q&A link on our website to receive a dial-in number and unique PIN. It is recommended that you join the call 10 minutes prior to the start of the event. A replay of the webcast presentation will be available on our website through November 28, 2025.

Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at sec.gov. After the webcast, Kadant will post its updated general investor presentation incorporating the third quarter results on its website at kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We use organic revenue to understand our trends and to forecast and evaluate our financial performance and compare revenue to prior periods. Organic revenue excludes revenue from acquisitions for the four quarterly reporting periods following the date of the acquisition and the effect of foreign currency translation. Revenue in the third quarter of 2025 included $5.9 million from an acquisition and a favorable foreign currency translation effect of $4.2 million compared to the third quarter of 2024. Revenue in the first nine months of 2025 included $14.8 million from acquisitions and a favorable foreign currency translation effect of $0.5 million compared to the first nine months of 2024. Our other non-GAAP financial measures exclude acquisition costs, amortization expense related to acquired profit in inventory and backlog, and other income or expense, as indicated. Collectively, these items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all. Additionally, we use free cash flow in order to provide insight on our ability to generate cash for acquisitions and debt repayments, as well as for other investing and financing activities.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them additional measures of our performance.
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Kadant Reports Third Quarter 2025 Results
October 28, 2025

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations or cash flows prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Third Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax acquisition costs of $2.3 million in 2025 and $0.5 million in 2024.
•Pre-tax amortization of acquired profit in inventory and backlog of $0.6 million in 2025 and $1.9 million in 2024.
•Pre-tax impairment costs of $0.3 million in 2025.
•Pre-tax indemnification asset provision of $0.2 million in 2024.

Adjusted net income and adjusted EPS exclude:
•After-tax acquisition costs of $2.2 million ($2.3 million net of tax of $0.1 million) in 2025 and $0.4 million ($0.5 million net of tax of $0.1 million) in 2024.
•After-tax amortization of acquired profit in inventory and backlog of $0.5 million ($0.6 million net of tax of $0.1 million) in 2025 and $1.4 million ($1.9 million net of tax of $0.5 million) in 2024.
•After-tax impairment costs of $0.2 million ($0.3 million net of tax of $0.1 million) in 2025.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $3.2 million in 2025 and $4.2 million in 2024.

First Nine Months
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax acquisition costs of $3.5 million in 2025 and $2.5 million in 2024.
•Pre-tax amortization of acquired profit in inventory and backlog of $1.2 million in 2025 and $6.2 million in 2024.
•Pre-tax impairment costs of $0.3 million in 2025.
•Pre-tax indemnification asset provision of $0.2 million in 2024.

Adjusted net income and adjusted EPS exclude:
•After-tax acquisition costs of $3.4 million ($3.5 million net of tax of $0.1 million) in 2025 and $2.1 million ($2.5 million net of tax of $0.4 million) in 2024.
•After-tax amortization of acquired profit in inventory and backlog of $0.9 million ($1.2 million net of tax of $0.3 million) in 2025 and $4.7 million ($6.2 million net of tax of $1.5 million) in 2024.
•After-tax impairment costs of $0.2 million ($0.3 million net of tax of $0.1 million) in 2025.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $11.0 million in 2025 and $15.4 million in 2024.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.
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Kadant Reports Third Quarter 2025 Results
October 28, 2025

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
Consolidated Statement of Income	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Revenue	$271,567	$271,614	$766,044	$795,354
Costs and Operating Expenses:
Cost of revenue	148,906	150,175	416,011	441,066
Selling, general, and administrative expenses	75,839	69,043	221,001	209,352
Research and development expenses	3,919	3,409	11,166	10,621
Other costs	287	—	287	—
	228,951	222,627	648,465	661,039
Operating Income	42,616	48,987	117,579	134,315
Interest Income	373	407	1,329	1,386
Interest Expense	(3,089)	(5,516)	(10,249)	(15,386)
Other Expense, Net	(19)	(16)	(52)	(48)
Income Before Provision for Income Taxes	39,881	43,862	108,607	120,267
Provision for Income Taxes	11,766	11,964	29,416	31,810
Net Income	28,115	31,898	79,191	88,457
Net Income Attributable to Noncontrolling Interests	(393)	(312)	(1,247)	(891)
Net Income Attributable to Kadant	$27,722	$31,586	$77,944	$87,566

Earnings per Share Attributable to Kadant:
Basic	$2.35	$2.69	$6.62	$7.46
Diluted	$2.35	$2.68	$6.61	$7.44

Weighted Average Shares:
Basic	11,777	11,745	11,771	11,737
Diluted	11,802	11,780	11,790	11,763

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	September 27, 2025	September 27, 2025	September 28, 2024	September 28, 2024
Net Income and Diluted EPS Attributable to Kadant, as Reported	$27,722	$2.35	$31,586	$2.68
Adjustments, Net of Tax:
Acquisition Costs	2,172	0.18	398	0.03
Acquired Profit in Inventory and Backlog Amortization	459	0.04	1,432	0.12
Other Costs	216	0.02	—	—
Adjusted Net Income and Adjusted Diluted EPS (a)	$30,569	$2.59	$33,416	$2.84

	Nine Months Ended		Nine Months Ended
	September 27, 2025	September 27, 2025	September 28, 2024	September 28, 2024
Net Income and Diluted EPS Attributable to Kadant, as Reported	$77,944	$6.61	$87,566	$7.44
Adjustments, Net of Tax:
Acquisition Costs	3,390	0.29	2,126	0.18
Acquired Profit in Inventory and Backlog Amortization	925	0.08	4,730	0.40
Other Costs	216	0.02	—	—
Adjusted Net Income and Adjusted Diluted EPS (a)	$82,475	$7.00	$94,422	$8.03

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Kadant Reports Third Quarter 2025 Results
October 28, 2025

	Three Months Ended			Increase (Decrease) Excluding Acquisitions and FX (a,b)
Revenue by Segment	September 27, 2025	September 28, 2024	Increase (Decrease)
Flow Control	$94,839	$97,521	$(2,682)	$(4,696)
Industrial Processing	106,393	110,696	(4,303)	(11,202)
Material Handling	70,335	63,397	6,938	5,745
	$271,567	$271,614	$(47)	$(10,153)

Percentage of Parts and Consumables Revenue	69%	65%

	Nine Months Ended		Increase (Decrease)	Increase (Decrease) Excluding Acquisitions and FX (a,b)
	September 27, 2025	September 28, 2024
Flow Control	$283,227	$276,493	$6,734	$(1,748)
Industrial Processing	291,854	331,310	(39,456)	(43,977)
Material Handling	190,963	187,551	3,412	1,137
	$766,044	$795,354	$(29,310)	$(44,588)

Percentage of Parts and Consumables Revenue	72%	65%

	Three Months Ended		Increase (Decrease)	Increase (Decrease) Excluding Acquisitions and FX (b)
Bookings by Segment	September 27, 2025	September 28, 2024
Flow Control	$93,844	$88,981	$4,863	$2,877
Industrial Processing	85,162	89,319	(4,157)	(7,877)
Material Handling	59,349	62,005	(2,656)	(3,615)
	$238,355	$240,305	$(1,950)	$(8,615)

Percentage of Parts and Consumables Bookings	74%	72%

	Nine Months Ended		Increase	Increase (Decrease) Excluding Acquisitions and FX (b)
	September 27, 2025	September 28, 2024
Flow Control	$286,886	$277,749	$9,137	$(244)
Industrial Processing	282,902	275,910	6,992	6,197
Material Handling	194,160	186,798	7,362	4,692
	$763,948	$740,457	$23,491	$10,645

Percentage of Parts and Consumables Bookings	71%	71%

	Three Months Ended		Nine Months Ended
Additional Segment Information	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Gross Margin:
Flow Control	51.9%	51.8%	53.0%	52.9%
Industrial Processing	43.6%	44.0%	43.4%	42.3%
Material Handling	38.5%	35.0%	38.3%	36.2%
Consolidated	45.2%	44.7%	45.7%	44.5%
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Kadant Reports Third Quarter 2025 Results
October 28, 2025

	Three Months Ended		Nine Months Ended
Additional Segment Information (continued)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Operating Income:
Flow Control	$22,342	$24,281	$69,537	$69,521
Industrial Processing	18,828	25,969	51,146	70,060
Material Handling	12,533	8,793	30,007	25,522
Corporate	(11,087)	(10,056)	(33,111)	(30,788)
	$42,616	$48,987	$117,579	$134,315

Adjusted Operating Income (a,c):
Flow Control	$22,491	$25,671	$70,325	$72,146
Industrial Processing	21,817	26,539	55,141	72,776
Material Handling	12,565	9,019	30,226	28,809
Corporate	(11,087)	(10,056)	(33,111)	(30,788)
	$45,786	$51,173	$122,581	$142,943

Capital Expenditures:
Flow Control	$1,213	$1,894	$4,102	$5,729
Industrial Processing	783	1,209	3,703	5,943
Material Handling	1,198	1,074	3,190	3,737
Corporate	—	8	3	21
	$3,194	$4,185	$10,998	$15,430

	Three Months Ended		Nine Months Ended
Cash Flow and Other Data	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Operating Cash Flow	$47,252	$52,478	$110,569	$103,375
Capital Expenditures	(3,194)	(4,185)	(10,998)	(15,430)
Free Cash Flow (a)	$44,058	$48,293	$99,571	$87,945

Depreciation and Amortization Expense	$12,397	$12,775	$36,479	$36,505

Balance Sheet Data	September 27, 2025	December 28, 2024
Assets
Cash, Cash Equivalents, and Restricted Cash	$126,913	$95,946
Accounts Receivable, Net	158,781	142,462
Inventories	179,705	146,092
Contract Assets	9,866	18,408
Property, Plant, and Equipment, Net	177,381	170,331
Intangible Assets	270,775	279,494
Goodwill	497,088	479,169
Other Assets	111,725	98,443
	$1,532,234	$1,430,345
Liabilities and Stockholders' Equity
Accounts Payable	$50,625	$51,062
Debt Obligations	256,020	286,504
Other Borrowings	1,985	2,023
Other Liabilities	262,097	232,628
Total Liabilities	570,727	572,217
Stockholders' Equity	961,507	858,128
	$1,532,234	$1,430,345

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Kadant Reports Third Quarter 2025 Results
October 28, 2025

	Three Months Ended		Nine Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Consolidated
Net Income Attributable to Kadant	$27,722	$31,586	$77,944	$87,566
Net Income Attributable to Noncontrolling Interests	393	312	1,247	891
Provision for Income Taxes	11,766	11,964	29,416	31,810
Interest Expense, Net	2,716	5,109	8,920	14,000
Other Expense, Net	19	16	52	48
Operating Income	42,616	48,987	117,579	134,315
Acquisition Costs	2,253	469	3,498	2,533
Acquired Profit in Inventory Amortization (d)	465	1,205	500	4,065
Acquired Backlog Amortization (e)	165	687	746	2,181
Other Costs	287	—	287	—
Indemnification Asset Provision (f)	—	(175)	(29)	(151)
Adjusted Operating Income (a)	45,786	51,173	122,581	142,943
Depreciation and Amortization	12,232	12,088	35,733	34,324
Adjusted EBITDA (a)	$58,018	$63,261	$158,314	$177,267
Adjusted EBITDA Margin (a,g)	21.4%	23.3%	20.7%	22.3%

Flow Control
Operating Income	$22,342	$24,281	$69,537	$69,521
Acquisition Costs	2	71	41	637
Acquired Profit in Inventory Amortization (d)	—	728	35	963
Acquired Backlog Amortization (e)	147	629	610	882
Indemnification Asset (Provision) Reversal (f)	—	(38)	102	143
Adjusted Operating Income (a)	22,491	25,671	70,325	72,146
Depreciation and Amortization	3,174	2,981	9,267	7,561
Adjusted EBITDA (a)	$25,665	$28,652	$79,592	$79,707
Adjusted EBITDA Margin (a,g)	27.1%	29.4%	28.1%	28.8%

Industrial Processing
Operating Income	$18,828	$25,969	$51,146	$70,060
Acquisition Costs	2,237	154	3,449	842
Acquired Profit in Inventory Amortization (d)	465	477	465	2,062
Other Costs	287	—	287	—
Indemnification Asset Provision (f)	—	(61)	(206)	(188)
Adjusted Operating Income (a)	21,817	26,539	55,141	72,776
Depreciation and Amortization	5,221	5,204	14,850	15,458
Adjusted EBITDA (a)	$27,038	$31,743	$69,991	$88,234
Adjusted EBITDA Margin (a,g)	25.4%	28.7%	24.0%	26.6%

Material Handling
Operating Income	$12,533	$8,793	$30,007	$25,522
Acquisition Costs	14	244	8	1,054
Acquired Profit in Inventory Amortization (d)	—	—	—	1,040
Acquired Backlog Amortization (e)	18	58	136	1,299
Indemnification Asset (Provision) Reversal (f)	—	(76)	75	(106)
Adjusted Operating Income (a)	12,565	9,019	30,226	28,809
Depreciation and Amortization	3,824	3,891	11,580	11,269
Adjusted EBITDA (a)	$16,389	$12,910	$41,806	$40,078
Adjusted EBITDA Margin (a,g)	23.3%	20.4%	21.9%	21.4%

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Kadant Reports Third Quarter 2025 Results
October 28, 2025

		Three Months Ended		Nine Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (continued) (a)		September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Corporate
	Operating Loss	$(11,087)	$(10,056)	$(33,111)	$(30,788)
	Depreciation and Amortization	13	12	36	36
	EBITDA (a)	$(11,074)	$(10,044)	$(33,075)	$(30,752)

(a)	Represents a non-GAAP financial measure.

(b)
Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(c)	See reconciliation to the most directly comparable GAAP financial measure under “Adjusted Operating Income and Adjusted EBITDA Reconciliation.”

(d)	Represents amortization expense within cost of revenue associated with acquired profit in inventory.

(e)	Represents intangible amortization expense associated with acquired backlog.

(f)	Represents the provision for or reversal of indemnification assets related to the establishment or release of tax reserves associated with uncertain tax positions.

(g)	Calculated as adjusted EBITDA divided by revenue in each period.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing®. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 3,900 employees in 22 countries worldwide. For more information, visit kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading “Risk Factors” in Kadant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybersecurity incidents; implementation of our internal growth strategy; competition; our ability to successfully manage our manufacturing operations; supply chain constraints, inflationary pressure, price increases or shortages in raw materials; loss of key personnel and effective succession planning; future restructurings; protection of intellectual property; changes to tax laws and regulations; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our
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Kadant Reports Third Quarter 2025 Results
October 28, 2025

credit agreement and note purchase agreement; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com

Media Contact Information:
Wes Martz, 978-776-2000
media@kadant.com